Exhibit 32.2

Certification

                Pursuant to 18 U.S.C. § 1350, the undersigned officer of CoBiz Inc. (the “Company”), hereby certifies that the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 10, 2004	/s/ Lyne B. Andrich
Lyne B. Andrich
Executive Vice-President and
Chief Financial Officer